UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

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|_|  Preliminary Proxy Statement
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|_|  Definitive Proxy Statement
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|_|  Soliciting Material Pursuant to ss.240.14a-12

                                   AVAYA INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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On September 17, 2007, Avaya Inc. issued the following press release regarding the favorable recommendations received from Institutional Shareholder Services and Glass Lewis & Co. in connection with Avaya's upcoming special meeting of stockholders:

 AVAYA INC. ANNOUNCES FAVORABLE ISS AND GLASS LEWIS RECOMMENDATIONS FOR SPECIAL
                    STOCKHOLDER VOTE ON PROPOSED ACQUISITION

BASKING RIDGE, N. J. - Avaya Inc., (NYSE:AV) a leading global provider of business communications applications, software and services, today announced that Institutional Shareholder Services (ISS) and Glass Lewis & Co., both independent proxy advisory firms, have recommended that Avaya stockholders vote "FOR" the proposed merger agreement providing for the acquisition of Avaya by Sierra Holdings Corp., a company formed by two private equity firms, Silver Lake Partners and TPG Capital.

As previously announced, Avaya will hold a special meeting of stockholders on September 28, 2007. At this meeting, stockholders will be asked to consider and vote upon a proposal to adopt the merger agreement providing for the acquisition of Avaya by Sierra Holdings Corp., thereby approving the merger of a subsidiary of Sierra Holdings Corp. with and into Avaya. The Avaya Inc. Board of Directors has approved the merger agreement and recommends its approval by Avaya Inc. stockholders. Sierra Holdings Corp. was formed by Silver Lake Partners III, L.P. and TPG Partners V, L.P. solely for the purpose of entering into the merger agreement and consummating the merger.

If the merger agreement is adopted and other conditions to the closing of the transaction are satisfied, Avaya Inc. will become a wholly owned subsidiary of Sierra Holdings Corp. and stockholders will be entitled to receive $17.50 in cash, without interest, for each share of Avaya Inc. common stock they own.

Subject to the satisfaction of certain conditions, including stockholder approval, Avaya Inc. expects the transaction to close in the fourth calendar quarter of 2007.


ABOUT AVAYA
Avaya delivers Intelligent Communications solutions that help companies transform their businesses to achieve marketplace advantage. More than 1 million businesses worldwide, including more than 90 percent of the FORTUNE 500 (R), use Avaya solutions for IP Telephony, Unified Communications, Contact Centers and Communications Enabled Business Processes. Avaya Global Services provides comprehensive service and support for companies, small to large. For more information visit the Avaya Web site: http://www.avaya.com.

FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give Avaya's current expectations or forecasts of future events. These uncertainties and other factors also include, but are not limited to, risks associated with this transaction, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the inability to complete the transaction due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the transaction, including the expiration of any applicable waiting periods under competition laws and the failure to obtain

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the necessary debt financing arrangements set forth in commitment letters received in connection with the transaction. Avaya undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties set forth in Avaya's Securities and Exchange Commission reports, including Avaya's annual report on Form 10-K for the year ended September 30, 2006 and its quarterly report on Form 10-Q for the quarter ended June 30, 2007.

IMPORTANT LEGAL INFORMATION
Stockholders and other interested parties may obtain, without charge, a copy of the definitive proxy statement, additional solicitation materials and any other documents filed by Avaya at the SEC's website at http://www.sec.gov. The definitive proxy statement, additional solicitation materials and other relevant documents filed by Avaya may also be obtained, free of charge, from Avaya by directing such request by mail to Avaya Inc., 211 Mount Airy Road, Basking Ridge, New Jersey 07920, attn: Investor Relations, telephone (908) 953-7501, or from the Company's website at http://investors.avaya.com.